UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2023

Coupa Software Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37901	20-4429448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street

San Mateo, CA 94402

(Address of principal executive offices, including zip code)

(650) 931-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	COUP	The Nasdaq Stock Market LLC
(The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced, on December 12, 2022, Coupa Software Incorporated, a Delaware corporation (the “Company”, “we”, “us” or “our”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Coupa Holdings, LLC (f/k/a Project CS Parent, LLC), a Delaware limited liability company (“Parent”), and Project CS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. On February 23, 2023, the Company held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 23, 2023, and mailed to the Company’s stockholders on January 23, 2023.

As of the close of business on January 23, 2023, the record date for the Special Meeting, there were 75,541,311 shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. 52,684,022 shares of Company Common Stock, representing approximately 69.74% of all of the issued and outstanding Company Common Stock entitled to vote, were represented at the Special Meeting. The tables below detail the final voting results for each proposal presented at the Special Meeting:

1.	The proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”). The Company’s stockholders approved the Merger Agreement Proposal as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
51,708,637	932,152	43,233	—

2.

The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement, including consummation of the Merger (the “Advisory Compensation Proposal”). The Company’s stockholders approved, on an advisory (non-binding) basis, the Advisory Compensation Proposal as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,235,689	2,360,947	1,087,386	—

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting for the purpose of soliciting additional proxies if there were insufficient votes at the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”). As there were sufficient votes at the Special Meeting to adopt the Merger Agreement, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 23, 2023

COUPA SOFTWARE INCORPORATED

By:	/s/ Jon Stueve
	Name:	Jon Stueve
	Title:	Chief Legal Officer